VirTra Reports Fourth Quarter and Full Year 2019 Financial Results

Strong Fourth Quarter Results Drive 14th Consecutive Year of Revenue Growth

TEMPE, Ariz. — March 23, 2020 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, reported results for the fourth quarter and full year ended December 31, 2019. The financial statements are available on VirTra’s website and here.

Fourth Quarter 2019 and Recent Highlights:

●	Received $2.3 million follow-on order from Arizona Department of Safety for judgmental use-of-force training and firearms simulators, including virtual firing ranges
●	Received $1.1 million order through new distributor in Europe to provide European law enforcement and military personnel with industry-leading technology and training methods
●	Launched the world’s first 4K 300-degree simulators and received inaugural orders from Federal Law Enforcement Training Center (FLETC)
●	Expanded intellectual property in two critical areas: converting real firearms and TASERs® for simulation training
●	Launched driving simulators, V-DTS™, for U.S. and international law enforcement

Fourth Quarter and Full Year 2019 Financial Highlights:

All figures in millions, except per share data	Q4 2019	Q4 2018	% Δ	FY 2019	FY 2018	% Δ
Total Revenue	$5.9	$2.5	133%	$18.7	$18.1	3%

Gross Profit	$2.6	$1.0	176%	$9.7	$11.0	-12%
Gross Margin	44.8%	37.8%	19%	51.9%	61.1%	-15%

Net Income (Loss)	$(0.1)	$(1.3)	N/A	$(0.1)	$0.8	N/A
Diluted EPS	$(0.01)	$(0.16)	N/A	$(0.01)	$0.10	N/A

Management Commentary

“In the fourth quarter of 2019, we continued to capitalize on the momentum we’ve generated throughout the year by successfully executing against the strategic priorities we outlined last year,” said Bob Ferris, Chairman and Chief Executive Officer of VirTra. “Financially, the fourth quarter was highlighted by $5.9 million in revenue and $729,000 in adjusted EBITDA. These financial improvements were in large part due to VirTra’s growing reputation as the most trusted name for effective simulation training and our team’s ability to effectively deliver orders from the robust pipeline of business we’ve built.

“Due to our positive financial results in the latter half of the year, we were able to grow revenues for the 14th consecutive year. Our ability to consistently drive growth on an annual basis is a direct result of continuously introducing innovative solutions to the market, like our driving simulators, 4-K 300-degree simulators, and new drop-in recoil kit capabilities, while expanding the depth and breadth of our certified training curriculum. These products and programs enable us to better serve our customers and improve our industry position for the future.

“We’ve entered 2020 with a $9.6 million backlog along with the most expansive customer and product portfolio in our company’s history. While we cannot predict the full impact of COVID-19 on our industry, effectively training law enforcement and military personnel will remain integral to ensuring the safety of our communities, especially during this time. We are honored to play our part to ensure first responders have the best training possible.”

Fourth Quarter 2019 Financial Results

Total revenue increased 133% to $5.9 million from $2.5 million in the fourth quarter of 2018. The increase in total revenue was due to increases in sales of simulators, accessories, curriculum and training.

Gross profit increased 176% to $2.6 million (44.8% of total revenue) from $957,000 (37.8% of total revenue) in the fourth quarter of 2018. The increase in gross profit was primarily due to differences in the quantity and type of simulator systems, type of accessories and variety of services sold.

Net operating expense decreased 19% to $2.3 million from $2.8 million in the fourth quarter of 2018. The decrease in net operating expense was due to decreases in general and administrative expense as well as research and development expense due to custom training content development projects for clients.

Income from operations was $356,000 compared to a loss of $1.9 million in the fourth quarter of 2018.

Net loss totaled $66,000 or $(0.01) per diluted share, compared to net loss of $1.3 million or $(0.16) per diluted share in the fourth quarter of 2018.

Adjusted EBITDA was $729,000 compared to a loss of $246,000 in the fourth quarter of 2018.

At December 31, 2019, backlog totaled approximately $9.6 million. At December 31, 2019, accounts receivable and unbilled revenues totaled approximately $5.9 million compared to $2.0 million at December 31, 2018, an increase of $3.9 million. Cash and cash equivalents and certificates of deposit totaled $3.3 million at quarter end.

Full Year 2019 Financial Results

Total revenue increased 3% to a record $18.7 million from $18.1 million in 2018. The increase in total revenue was driven by increases in sales of simulators, accessories, curriculum and training, and recurring extended warranty revenue in 2019.

Gross profit decreased 12% to $9.7 million (51.9% of total revenue) from $11.0 million (61.1% of total revenue) in the 2018. The decrease in gross profit was primarily due to differences in the quantity and type of simulator systems, type of accessories and variety of services sold.

Net operating expense decreased 6% to $9.5 million from $10.0 million in 2018. The decrease in net operating expense was due to a decrease in stock option compensation and redemptions and a decrease in professional services and public company expenses, which were partially offset by an increase in salaries and benefits, an increase in sales and marketing, and an increase in facilities costs.

Income from operations was $262,000 compared to $1.0 million in 2018.

Net loss totaled $75,000, or $(0.01) per diluted share, compared to net income of $818,000, or $0.10 per diluted share, in the comparable period a year ago.

Adjusted EBITDA was $1.1 million compared to $1.9 million in 2018.

Conference Call

VirTra management will hold a conference call today (March 23, 2020) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s Chairman and CEO, Bob Ferris, and CFO, Judy Henry, will host the call, followed by a question and answer period.

U.S. dial-in number: 844-369-8770

International number: 862-298-0840

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact VirTra’s IR team at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of VirTra’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through April 6, 2020.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 33519

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following table:

	Three Months Ended			For the Years Ended
Reconciliation of net (loss) income to	December 31,	December 31,	Increase	December 31,	December 31,	Increase
adjusted EBITDA	2019	2018	(Decrease)	2019	2018	(Decrease)

Net (loss) income	$(65,752)	$(1,270,057)	$1,204,305	$(75,277)	$818,092	$(893,369)
Adjustments:
Provision for income taxes	423,186	561,749	(138,563)	446,725	309,998	136,727
Depreciation and amortization	85,482	73,903	11,579	307,952	291,855	16,097
EBITDA	$442,916	$(634,405)	$1,077,321	$679,400	$1,419,945	$(740,545)
Impairment loss on That’s Eatertainment, related party	280,000	120,793	159,207	280,000	254,933	25,067
Non-cash stock option compensation	-	468	(468)	-	7,124	(7,124)
Reserve for note receivable	5,701	266,813	(261,112)	108,174	266,813	(158,639)

Adjusted EBITDA	$728,617	$(246,331)	$974,948	$1,067,574	$1,948,815	$(881,241)

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the SEC. You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the Securities and Exchange Commission before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860

VirTra, Inc.

Balance Sheets

	December 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$1,415,091	$2,500,381
Certificates of deposit	1,915,000	3,490,000
Accounts receivable, net	2,307,972	1,302,010
Interest receivable	7,340	21,385
That’s Eatertainment interest and note receivable, net, related party	-	292,138
Trade note receivable, net	-	96,282
Inventory, net	1,949,414	1,612,002
Unbilled revenue	3,579,942	689,153
Prepaid expenses and other current assets	353,975	377,520

Total current assets	11,528,734	10,380,871

Long-term assets:
Property and equipment, net	1,028,198	678,245
Operating lease right-of-use asset, net	1,390,873	-
Intangible assets, net	217,930	-
That’s Eatertainment note receivable, long term, net, related party	291,110	-
Trade note receivable, long term	-	6,843
Security deposits, long-term	19,712	339,756
Other assets, long-term	351,236	292,298
Deferred tax asset, net	1,792,000	2,400,000
Investment in That’s Eatertainment, related party	840,000	1,120,000

Total long-term assets	5,931,059	4,837,142

Total assets	$17,459,793	$15,218,013

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$621,127	$429,949
Accrued compensation and related costs	611,487	613,691
Accrued expenses and other current liabilities	334,751	632,606
Note payable, current	-	11,250
Operating lease liability, short-term	297,244	-
Deferred revenue, short-term	2,490,845	1,924,307

Total current liabilities	4,355,454	3,611,803

Long-term liabilities:
Deferred revenue, long-term	1,748,257	962,356
Deferred rent liability	-	46,523
Operating lease liability, long-term	1,174,882	-

Total long-term liabilities	2,923,139	1,008,879

Total liabilities	7,278,593	4,620,682

Commitments and contingencies (See Note 10)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 7,745,030 shares issued and outstanding as of December 31, 2019 and 7,827,651 shares issued and 7,816,944 shares outstanding as of December 31, 2018	775	783
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Treasury stock at cost; nil shares outstanding as of December 31, 2019 and 10,707 shares outstanding as of December 31, 2018.	-	(37,308)
Additional paid-in capital	13,894,680	14,272,834
Accumulated deficit	(3,714,255)	(3,638,978)

Total stockholders’ equity	10,181,200	10,597,331

Total liabilities and stockholders’ equity	$17,459,793	$15,218,013

VirTra, Inc.

Statements of Operations

	For the Three Months Ended		For the Years Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenues:
Net sales	$5,861,931	$2,495,333	$18,558,741	$17,522,913
That’s Eatertainment royalties/licensing fees, related party	29,632	37,023	130,625	549,568
Other royalties/licensing fees	1,300	1,890	22,557	7,645
Total revenue	5,892,863	2,534,246	18,711,923	18,080,126

Cost of sales	3,250,231	1,577,380	8,998,232	7,030,286

Gross profit	2,642,632	956,866	9,713,691	11,049,840

Operating expenses:
General and administrative	2,031,647	2,473,822	8,105,860	8,691,957
Research and development	254,553	361,074	1,345,513	1,357,982

Net operating expense	2,286,200	2,834,896	9,451,373	10,049,939

Income (loss) from operations	356,432	(1,878,030)	262,318	999,901

Other income (expense):
Other income	1,577	46,250	115,736	132,757
Other expense	(576)	(26)	(6,606)	(4,568)

Net other income	1,002	46,224	109,130	128,189

Income (loss) before provision for income taxes	357,434	(1,831,807)	371,448	1,128,090

Provision for income taxes	423,186	(561,749)	446,725	309,998

Net (loss) income	$(65,752)	$(1,270,057)	$(75,277)	$818,092

Earnings (loss) per common share:
Basic	$(0.01)	$(0.16)	$(0.01)	$0.10
Diluted	$(0.01)	$(0.16)	$(0.01)	$0.10

Weighted average shares outstanding:
Basic	7,745,030	7,891,570	7,747,655	7,903,801
Diluted	7,745,030	7,891,570	7,747,655	8,254,376

VirTra, Inc.

Statements of Cash Flows

	For Years Ended
	December 31, 2019	December 31, 2018

Cash flows from operating activities:
Net (loss) income	$(75,277)	$818,092
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	307,952	291,855
Right of use amortization	283,984	-
Deferred taxes	608,000	310,182
Impairment of investment in That’s Eatertainment, related party	280,000	254,933
Stock compensation	-	7,124
Reserve for note receivable	108,174	266,813
Changes in operating assets and liabilities:
Accounts receivable, net	(1,005,962)	176,125
That’s Eatertainment note receivable, net, related party	(4,673)	(292,138)
Trade note receivable, net	652	(369,938)
Interest receivable	14,045	(21,385)
Inventory, net	(337,412)	108,436
Unbilled revenue	(2,890,789)	532,894
Prepaid expenses and other current assets	23,545	208,919
Other assets	(58,938)	(292,298)
Security deposits, long-term	320,044	(339,756)
Accounts payable and other accrued expenses	(108,881)	303,387
Payments on operating lease liability	(249,254)	-
Deferred revenue	1,352,439	(135,170)

Net cash (used in) provided by operating activities	(1,432,351)	1,828,075

Cash flows from investing activities:
Purchase of certificates of deposit	(3,560,000)	(3,960,000)
Redemption of certificates of deposit	5,135,000	470,000
Purchase of intangible assets	(226,078)	-
Purchase of property and equipment	(653,397)	(292,827)
Proceeds from sale of property and equipment	3,640	-

Net cash provided by (used in) investing activities	699,165	(3,782,827)

Cash flows from financing activities:
Repurchase of stock options	(34,076)	(242,625)
Repayment of debt	(11,250)	(11,250)
Stock options exercised	11,426	10,500
Purchase of treasury stock	(318,204)	(381,937)

Net cash used in financing activities	(352,104)	(625,312)

Net decrease in cash	(1,085,290)	(2,580,064)
Cash, beginning of period	2,500,381	5,080,445

Cash, end of period	$1,415,091	$2,500,381

Supplemental disclosure of cash flow information:
Cash paid:
Taxes (refunded) paid	$(161,275)	$10,074

Supplemental disclosure of non-cash investing and financing activities:
Conversion of accounts to note receivable	-	693,044
Conversion of That’s Eatertainment note receivable to long term, related party	292,138	-
Treasury stock cancelled	355,512	456,738
Operating lease right of use asset and liabilities, net of deferred rent	1,674,857	-